Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 21, 2021
FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$193.6 million	$1.93	$206.4 million	3.84%	38.2%	$33.85
					$30.90[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance continued on the successful path it has paved from the start of the year and closed out the year with record revenues, PPNR[1] and earnings,” said Kenneth Vecchione, President and Chief Executive Officer. “Our strategy to align the Company with strong borrowers nationwide provided us the strength and flexibility to navigate the economic volatility as we grew our balance sheet and earnings, while simultaneously managing asset quality. We achieved a record $193.6 million in net income and earnings per share of $1.93 for the quarter, an increase of over 50% from the prior year, benefiting from a $34.2 million release in loan loss reserves. Quarterly loan and deposit growth of $1.0 billion and $3.1 billion, respectively, lifted total assets to $36.5 billion and PPNR[1] by 13.9% to $206.4 million. Quarterly net interest margin of 3.84% rose 13 basis points from the prior quarter and tangible book value per share[1] rose 6.4% to $30.90. Asset quality also improved with classified assets declining $102 million to 61 basis points of total assets."

“Reflecting on full year results, PPNR[1] climbed 19.7% over the prior year to $746.1 million, with net income of $506.6 million and earnings per share up 4.1% to $5.04, inclusive of a higher provision expense for the year of $124 million. Capital levels also remain strong with tangible common equity ratio[1] of 8.6% and a total ACL to funded loans ratio of 1.24%, excluding PPP loans. I’m appreciative of the immense efforts made by the people of Western Alliance to successfully respond to the challenging COVID-19 environment, which has strongly positioned and prepared the Company for whatever may come our way as we enter into 2021.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $193.6 million and earnings per share of $1.93, compared to $135.8 million and $1.36, respectively
▪Net revenue of $338.6 million, an increase of 10.9%, or $33.3 million, compared to an increase in non-interest expenses of 6.5%, or $8.1 million
▪Pre-provision net revenue1 of $206.4 million, up $25.2 million from $181.2 million
▪Effective tax rate of 19.53%, compared to 18.50%
▪Net income of $506.6 million and earnings per share of $5.04, up 1.5% and 4.1%, from $499.2 million and $4.84, respectively
▪Net revenue of $1.2 billion, an increase of 12.0%, or $132.2 million, compared to an increase in non-interest expenses of $9.6 million
▪Pre-provision net revenue1 of $746.1 million, up $122.6 million from $623.5 million
▪Effective tax rate of 18.62%, compared to 17.39%

FINANCIAL POSITION RESULTS:
▪Total loans of $27.1 billion, up $1.0 billion, or 15.9% annualized
▪Total deposits of $31.9 billion, up $3.1 billion, or 42.6% annualized
▪Stockholders' equity of $3.4 billion, up $190 million
▪Increase in total loans of $5.9 billion, or 28.1%
▪Increase in total deposits of $9.1 billion, or 40.1%
▪Increase in stockholders' equity of $397 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.32%, compared to 0.47%
▪Annualized net loan charge-offs to average loans outstanding of 0.06%, compared to 0.13%
▪Nonperforming assets to total assets of 0.32%, compared to 0.26%
▪Net loan charge-offs to average loans outstanding of 0.06%, compared to 0.02%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.84%, compared to 3.71%
▪Return on average assets and on tangible common equity1 of 2.22% and 25.7%, compared to 1.66% and 18.7%, respectively
▪Tangible common equity ratio1 of 8.6%, compared to 8.9%
▪Tangible book value per share1, net of tax, of $30.90, an increase of 6.4% from $29.03
▪Efficiency ratio1 of 38.2%, compared to 39.7%
▪Net interest margin of 3.97%, compared to 4.52%
▪Return on average assets and on tangible common equity1 of 1.61% and 17.8%, compared to 2.00% and 19.6%, respectively
▪Tangible common equity ratio1 of 8.6%, compared to 10.3%
▪Tangible book value per share1, net of tax, of $30.90, an increase of 16.4% from $26.54
▪Efficiency ratio1 of 38.8%, compared to 42.7%
1     See reconciliation of Non-GAAP Financial Measures on page 18.

Income Statement
Net interest income was $314.8 million in the fourth quarter 2020, an increase of $30.1 million from $284.7 million in the third quarter 2020, and an increase of $42.8 million, or 15.7%, compared to the fourth quarter 2019. For 2020, net interest income was $1.2 billion, an increase of $126.5 million, or 12.2%, compared to $1.0 billion in 2019. Continued loan growth and net deferred loan fee accretion on PPP (which totaled $28.2 million for the year) and other loans drove the increase in net interest income from 2019.
The Company recognized a reversal of a portion of credit loss provisions2 taken earlier in the year of $34.2 million in the fourth quarter 2020, a decrease of $48.8 million from a provision for credit losses of $14.6 million in the third quarter 2020, and a decrease of $38.2 million from a provision for credit losses of $4.0 million in the fourth quarter 2019. The reversal of credit losses during the fourth quarter 2020 is due to continued improvement in economic forecasts relative to September 30, 2020 and concentration of loan growth in portfolio segments with lower expected loss rates. The CECL standard, adopted by the Company in the first quarter of 2020, changed the methodology for estimating credit losses on financial instruments from an incurred loss model to an expected total loss model. This results in the recognition of expected losses over the life of a loan at the time that the loan is originated, rather than after a loss has been incurred, which results in an acceleration in the timing of loss recognition. Further, as the Company's CECL models incorporate historical experience, current conditions, and reasonable and supportable forecasts in measuring expected credit losses, the current uncertainty in the overall economy contributed to an overall increased provision for credit losses in 2020.
The Company’s net interest margin in the fourth quarter 2020 was 3.84%, an increase from 3.71% in the third quarter 2020 and a decrease from 4.39% in the fourth quarter 2019. The increase in net interest margin from the prior period is largely a result of an increase in loan yields, primarily related to increased loan fee accretion on PPP loans after the timing recognition adjustment in the third quarter 2020. In addition, deposit costs on certificates of deposit also decreased during the quarter due to repricing efforts in a lower rate environment. The decrease in net interest margin from the fourth quarter 2019 was driven by the lower rate environment, which lowered loan and investment security yields, but also decreased deposit and funding costs.
Non-interest income was $23.8 million for the fourth quarter 2020, compared to $20.6 million for the third quarter 2020, and $16.0 million for the fourth quarter 2019. The increase in non-interest income from the fourth quarter 2019 is primarily attributable to an increase in income from equity investments and fair value gains on equity securities. For 2020, non-interest income was $70.8 million, an increase of $5.7 million, or 8.8%, compared to $65.1 million in 2019. The increase in non-interest income from 2019 primarily relates to an increase in bank owned life insurance and income from equity investments. The increase in bank owned life insurance is attributable to a one-time enhancement fee of $5.6 million from the surrender and replacement of certain policies, which was intended to offset the increase in tax expense related to the surrender. The increase in income from equity investments relates to increased income from SBIC investments and warrants during the year.
Net revenue was $338.6 million for the fourth quarter 2020, an increase of $33.3 million, compared to $305.3 million for the third quarter 2020, and an increase of $50.6 million, or 17.6%, compared to $288.0 million for the fourth quarter 2019. For 2020, net revenue was $1.2 billion, an increase of $132.2 million, or 12.0%, compared to $1.1 billion in 2019. The increase in net revenue was driven by a decrease in interest expense on deposits resulting from a lower rate environment, coupled with an increase in loan interest income generated from loan growth throughout the year.
Non-interest expense was $132.2 million for the fourth quarter 2020, compared to $124.1 million for the third quarter 2020, and $129.7 million for the fourth quarter 2019. The Company’s efficiency ratio1 was 38.2% for the fourth quarter 2020, compared to 39.7% in the third quarter 2020, and 44.1% for the fourth quarter 2019. For 2020, non-interest expense was $491.6 million, an increase of $9.6 million, or 2.0%, compared to $482.0 million in 2019. The increase in non-interest expense from 2019 primarily relates to short-term incentive accruals and technology costs, which were partially offset by lower deposit costs.
Income tax expense was $47.0 million for the fourth quarter 2020, compared to $30.8 million for the third quarter 2020, and $26.2 million for the fourth quarter 2019. Income tax expense for 2020 was $115.9 million, an increase of $10.9 million, or 10.4%, compared to $105.0 million in 2019.
Net income was $193.6 million for the fourth quarter 2020, an increase of $57.8 million from $135.8 million for the third quarter 2020, and an increase of $65.5 million, or 51.1%, from $128.1 million for the fourth quarter 2019. Earnings per share was $1.93 for the fourth quarter 2020, compared to $1.36 for the third quarter 2020, and $1.25 for the fourth quarter 2019. As discussed above, the increase in net income and earnings per share for the fourth quarter 2020 compared to the prior quarter was driven by a release in the provision for credit losses. For 2020, net income was $506.6 million, an increase of $7.4 million, or 1.5%, compared to $499.2 million in 2019. Earnings per share for 2020 was $5.04, an increase of 4.1%, compared to $4.84 in 2019. Earnings per share for 2020 benefited from a lower diluted share count related to repurchase of 2.1 million shares of the Company's common stock during the year.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the fourth quarter 2020, the Company’s PPNR1 was $206.4 million, up $25.2 million from $181.2 million in the third quarter 2020, and up $48.1 million from $158.3 million in the fourth quarter 2019. For 2020, PPNR1 was $746.1 million, an increase of $122.6 million, or 19.7%, from $623.5 million in 2019. The increase in PPNR from 2019 was driven by an increase in net interest income.
The Company had 1,915 full-time equivalent employees and 49 offices at December 31, 2020, compared to 1,885 employees and 49 offices at September 30, 2020, and 1,835 employees and 47 offices at December 31, 2019.

1    See reconciliation of Non-GAAP Financial Measures on page 18.
2    Upon adoption of CECL on January 1, 2020, Provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Balance Sheet
Gross loans totaled $27.1 billion at December 31, 2020, an increase of $1.0 billion from $26.0 billion at September 30, 2020, and an increase of $5.9 billion from $21.1 billion at December 31, 2019. By loan type, the largest increases from the prior quarter include $655 million in commercial and industrial loans, $247 million in CRE non-owner occupied loans, and $131 million in construction and land development loans. From December 31, 2019, the largest increases in the loan balance were driven by commercial and industrial loans of $4.9 billion (includes $1.5 billion of PPP loans), construction and land development loans of $479 million, CRE non-owner occupied loans of $409 million, and residential real estate loans of $287 million. These increases were offset by a decrease in CRE owner occupied loans of $160 million. The Company's allowance for credit losses on loans consists of an allowance for funded loans and an allowance for unfunded loan commitments. At December 31, 2020, the allowance for loan losses to funded loans was 1.03%, compared to 1.19% at September 30, 2020, and 0.80% at December 31, 2019. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded loans was 1.17% at December 31, 2020, compared to 1.37% at September 30, 2020, and 0.84% at December 31, 2019.
Deposits totaled $31.9 billion at December 31, 2020, an increase of $3.1 billion from $28.8 billion at September 30, 2020, and an increase of $9.1 billion from $22.8 billion at December 31, 2019. By deposit type, the largest increases from the prior quarter include $1.8 billion from savings and money market accounts, $842 million from interest bearing demand deposits, and $450 million from non-interest bearing demand deposits. These increases were offset by a decrease in certificates of deposit of $43 million. From December 31, 2019, deposits increased across most deposit types, with increases in non-interest bearing demand deposits of $4.9 billion, savings and money market accounts of $3.3 billion, and interest-bearing demand deposits of $1.6 billion. These increases were partially offset by a decrease in certificates of deposit of $720 million. Non-interest bearing deposits were $13.5 billion at December 31, 2020, compared to $13.0 billion at September 30, 2020, and $8.5 billion at December 31, 2019.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019
Non-interest bearing	42.1%	45.1%	37.5%
Savings and money market	38.9	36.7	40.0
Interest-bearing demand	13.8	12.3	12.1
Certificates of deposit	5.2	5.9	10.4
The Company’s ratio of loans to deposits was 84.7% at December 31, 2020, compared to 90.2% at September 30, 2020, and 92.7% at December 31, 2019.
Borrowings were $5 million at December 31, 2020, compared to $10 million at September 30, 2020, and zero at December 31, 2019. The increase in borrowings from December 31, 2019 is due to an increase in short-term borrowings from the FHLB.
Qualifying debt totaled $549 million at December 31, 2020, compared to $619 million at September 30, 2020, and $394 million at December 31, 2019. The increase in qualifying debt from December 31, 2019 is primarily due to the issuance of $225 million in subordinated debt in May 2020 and the decrease in qualifying debt from September 30, 2020 is largely due to redemption of $75 million in subordinated debt during the quarter.
Stockholders’ equity was $3.4 billion at December 31, 2020, compared to $3.2 billion at September 30, 2020, and $3.0 billion at December 31, 2019. The increase in stockholders' equity from December 31, 2019 is primarily a function of net income, partially offset by share repurchases and dividends to shareholders as well as the adoption impact of CECL. During the fourth quarter 2020, the Company's Board of Directors approved a cash dividend of $0.25 per share. The dividend payment to shareholders totaled $25.2 million, and was paid on November 27, 2020.
At December 31, 2020, tangible common equity, net of tax, was 8.6% of tangible assets1 and total capital was 12.5% of risk-weighted assets. The Company’s tangible book value per share1 was $30.90 at December 31, 2020, up 16.4% from December 31, 2019.
Total assets increased 9.4% to $36.5 billion at December 31, 2020, from $33.3 billion at September 30, 2020, and increased 35.9% from $26.8 billion at December 31, 2019. The increase in total assets from the prior year was driven by organic loan and deposit growth.
Asset Quality
Recovery of credit losses totaled $(34.2) million for the fourth quarter 2020, compared to provision for credit losses of $14.6 million for the third quarter 2020, and $4.0 million for the fourth quarter 2019. Net loan charge-offs in the fourth quarter 2020 were $3.9 million, or 0.06% of average loans (annualized), compared to $8.2 million, or 0.13%, in the third quarter 2020, and $1.2 million, or 0.02%, in the fourth quarter 2019.
Nonaccrual loans decreased $31.3 million to $115.2 million during the quarter and increased $59.2 million from December 31, 2019. Loans past due 90 days and still accruing interest were zero at December 31, 2020 and 2019, compared to $28.1 million at September 30, 2020. Loans past due 30-89 days and still accruing interest totaled $11.2 million at December 31, 2020, a decrease from $24.3 million at September 30, 2020, and from $14.5 million at December 31, 2019.
Repossessed assets totaled $1.4 million at December 31, 2020, a decrease of $7.2 million from $8.6 million at September 30, 2020, and a decrease of $12.5 million from $13.9 million at December 31, 2019. Classified assets totaled $223.7 million at December 31, 2020, a decrease of $102.0 million from $325.7 million at September 30, 2020, and an increase of $52.5 million from $171.2 million at December 31, 2019.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 6.5% at December 31, 2020, compared to 9.9% at September 30, 2020, and 5.8% at December 31, 2019.
1     See reconciliation of Non-GAAP Financial Measures on page 18.

Segment Highlights
As disclosed in the Company's Form 8-K, filed on January 19, 2021, the Company has made changes to its reportable segments, which have been reflected in the Company's operating segment results as of October 1, 2020.
Prior to October 1, 2020, the Company's reportable segments were aggregated primarily based on geographic location, services offered, and markets served and consisted of the following:
–Four regional banking segments: Arizona, Nevada, Southern California, and Northern California;
–Five National Business Lines ("NBL") segments: Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs; and
–A Corporate & Other segment.
As of October 1, 2020, the Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported a gross loan balance of $20.2 billion at December 31, 2020, an increase of $656 million during the quarter, and an increase of $3.5 billion during the last year. Deposits for the Commercial segment totaled $21.4 billion at December 31, 2020, an increase of $1.6 billion during the quarter, and an increase of $4.4 billion during the last year.
Pre-tax income for the Commercial segment was $246.2 million for the three months ended December 31, 2020, an increase of $84.7 million from the three months ended September 30, 2020, and an increase of $94.9 million from the three months ended December 31, 2019. For the year ended December 31, 2020, the Commercial segment reported total pre-tax income of $612.7 million, an increase of $56.8 million compared to the year ended December 31, 2019.
The Consumer Related segment reported a gross loan balance of $6.8 billion at December 31, 2020, an increase of $379 million during the quarter, and an increase of $2.4 billion during the last year. Deposits for the Consumer Related segment totaled $9.9 billion, an increase of $1.9 billion during the quarter, and an increase of $5.3 billion during the last year.
Pre-tax income for the Consumer Related segment was $67.2 million for the three months ended December 31, 2020, an increase of $3.3 million from the three months ended September 30, 2020, and an increase of $36.1 million from the three months ended December 31, 2019. Pre-tax income for the Consumer Related segment for the year ended December 31, 2020 totaled $220.5 million, an increase of $114.2 million compared to the year ended December 31, 2019.
Total loans and deposits as of December 31, 2020 under the Company's previous reportable segments are as follows:

	As of December 31, 2020:
	Total Loans, net	Total Deposits
Regional Segments	($ in millions)
Arizona	$4,559.8	$8,262.2
Nevada	2,530.1	5,929.2
Southern California	2,443.1	4,469.8
Northern California	1,676.5	2,857.0
Regional Segments Total	11,209.5	21,518.2
National Business Lines
HOA Services	275.5	3,916.5
Public & Nonprofit Finance	1,712.9	—
Technology & Innovation	2,562.5	5,450.5
Hotel Franchise Finance	2,118.9	—
Other NBLs	8,886.0	499.7
NBL Segments Total	15,555.8	9,866.7
Corporate & Other	8.8	545.6
Consolidated Total	$26,774.1	$31,930.5

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2020 financial results at 12:00 p.m. ET on Friday, January 22, 2021. Participants may access the call by dialing 1-833-236-2753 and using the conference ID 9490267 or via live audio webcast using the website link https://event.on24.com/wcc/r/2928095/355DC0E5938CE1195BD005E82EA3D638. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 22nd through 11:00 p.m. ET February 22nd by dialing 1-800-585-8637, conference ID: 9490267.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter of 2020, the Company adopted the Accounting Standards Updates ("ASU") related to credit losses, which include ASU 2016-13, Measurement of Credit Losses on Financial Instruments, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, ASU 2019-05, Financial Instruments - Credit Losses, and ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses.
The new standards significantly change the impairment model for most financial assets that are measured at amortized cost, including off-balance sheet credit exposures, from an incurred loss model to an expected loss model. The amendments in ASU 2016-13 require that an organization measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The Company adopted the amendments within ASU 2016-13 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. The Company recorded a cumulative effect adjustment to retained earnings, which resulted in a total decrease to retained earnings of $24.9 million as of January 1, 2020. This adjustment was due primarily to expected total losses under the new model in the Company's loan portfolio and its off-balance sheet credit exposures.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends, and the impact of the COVID-19 pandemic and related economic conditions. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, including the distribution and effectiveness of COVID-19 vaccines, or other unusual and infrequently occurring events; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes including in response to the COVID-19 pandemic such as the Coronavirus Aid, Relief and Economic Security Act and the rules and regulations that may be promulgated thereunder; or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $35 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. The company has ranked in the top 10 on the Forbes “Best Banks in America” list for five consecutive years, 2016-2020, and was named #1 best-performing of the 50 largest public U.S. banks for 2019 by S&P Global Market Intelligence. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their ambitions with teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2020	2019	Change %
				(in millions)
Total assets				$36,461.0	$26,821.9	35.9%
Gross loans, net of deferred fees				27,053.0	21,123.3	28.1
Investment securities				5,504.8	4,036.6	36.4
Total deposits				31,930.5	22,796.5	40.1
Qualifying debt				548.7	393.6	39.4
Stockholders' equity				3,413.5	3,016.7	13.2
Tangible common equity, net of tax (1)				3,116.6	2,721.0	14.5

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2020	2019	Change %	2020	2019	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$331.6	$315.4	5.1%	$1,261.8	$1,225.0	3.0%
Interest expense	16.8	43.4	(61.3)	94.9	184.6	(48.6)
Net interest income	314.8	272.0	15.7	1,166.9	1,040.4	12.2
(Recovery of) provision for credit losses	(34.2)	4.0	NM	123.6	19.3	NM
Net interest income after provision for credit losses	349.0	268.0	30.2	1,043.3	1,021.1	2.2
Non-interest income	23.8	16.0	48.8	70.8	65.1	8.8
Non-interest expense	132.2	129.7	1.9	491.6	482.0	2.0
Income before income taxes	240.6	154.3	55.9	622.5	604.2	3.0
Income tax expense	47.0	26.2	79.1	115.9	105.0	10.4
Net income	$193.6	$128.1	51.1	$506.6	$499.2	1.5
Diluted earnings per share	$1.93	$1.25	54.4	$5.04	$4.84	4.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2020	2019	Change %	2020	2019	Change %
Diluted earnings per share	$1.93	$1.25	54.4%	$5.04	$4.84	4.1%
Book value per common share	33.85	29.42	15.1
Tangible book value per share, net of tax (1)	30.90	26.54	16.4
Average shares outstanding (in millions):
Basic	99.9	101.6	(1.7)	100.2	102.7	(2.4)
Diluted	100.4	102.1	(1.7)	100.5	103.1	(2.5)
Common shares outstanding	100.8	102.5	(1.6)

Selected Performance Ratios:
Return on average assets (2)	2.22%	1.92%	15.6%	1.61%	2.00%	(19.5)%
Return on average tangible common equity (1, 2)	25.7	18.9	35.9	17.8	19.6	(9.4)
Net interest margin (2)	3.84	4.39	(12.5)	3.97	4.52	(12.2)
Efficiency ratio - tax equivalent basis (1)	38.2	44.1	(13.4)	38.8	42.7	(9.1)
Loan to deposit ratio	84.7	92.7	(8.6)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.06%	0.02%	NM	0.06%	0.02%	NM
Nonaccrual loans to funded loans	0.43	0.27	59.3
Nonaccrual loans and repossessed assets to total assets	0.32	0.26	23.1
Allowance for loan losses to funded loans	1.03	0.80	28.8
Allowance for loan losses to nonaccrual loans	242	300	(19.3)

Capital Ratios:
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019
Tangible common equity (1)	8.6%	8.9%	10.3%
Common Equity Tier 1 (3)	9.9	10.0	10.6
Tier 1 Leverage ratio (3)	9.2	9.3	10.6
Tier 1 Capital (3)	10.2	10.3	10.9
Total Capital (3)	12.5	13.0	12.8

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2020 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(dollars in millions, except per share data)
Interest income:
Loans	$301.2	$285.0	$1,144.3	$1,093.0
Investment securities	29.4	28.2	112.4	115.9
Other	1.0	2.2	5.1	16.1
Total interest income	331.6	315.4	1,261.8	1,225.0
Interest expense:
Deposits	10.7	37.4	70.4	158.4
Qualifying debt	6.0	5.5	23.9	23.4
Borrowings	0.1	0.5	0.6	2.8
Total interest expense	16.8	43.4	94.9	184.6
Net interest income	314.8	272.0	1,166.9	1,040.4
(Recovery of) provision for credit losses (1)	(34.2)	4.0	123.6	19.3
Net interest income after provision for credit losses	349.0	268.0	1,043.3	1,021.1
Non-interest income:
Income from equity investments	6.4	1.7	12.7	8.3
Service charges and fees	5.9	6.2	23.3	23.3
Card income	1.7	1.8	6.5	7.0
Foreign currency income	1.3	1.4	5.6	5.0
Income from bank owned life insurance	1.2	1.0	10.2	3.9
Lending related income and (losses) gains on sale of loans, net	(1.0)	1.8	1.0	3.2
Gain on sales of investment securities, net	—	—	0.2	3.1
Fair value gain adjustments on assets measured at fair value, net	4.7	0.5	3.8	5.1
Other	3.6	1.6	7.5	6.2
Total non-interest income	23.8	16.0	70.8	65.1
Non-interest expenses:
Salaries and employee benefits	83.1	73.9	303.6	279.3
Legal, professional, and directors' fees	11.1	10.1	42.2	37.0
Data processing	9.6	10.0	35.7	30.6
Occupancy	8.4	8.3	34.1	32.5
Deposit costs	4.5	6.8	18.5	31.7
Insurance	3.8	3.2	13.3	11.9
Loan and repossessed asset expenses	1.8	2.1	7.1	7.6
Marketing	1.5	1.6	4.1	4.2
Business development	1.4	2.1	5.5	7.0
Card expense	0.6	0.4	2.2	2.3
Intangible amortization	0.4	0.4	1.6	1.6
Net (gain) loss on sales and valuations of repossessed and other assets	(0.2)	1.0	(1.5)	3.8
Other	6.2	9.8	25.2	32.5
Total non-interest expense	132.2	129.7	491.6	482.0
Income before income taxes	240.6	154.3	622.5	604.2
Income tax expense	47.0	26.2	115.9	105.0
Net income	$193.6	$128.1	$506.6	$499.2

Earnings per share:
Diluted shares	100.4	102.1	100.5	103.1
Diluted earnings per share	$1.93	$1.25	$5.04	$4.84

(1)    Upon adoption of CECL on January 1, 2020, provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(in millions, except per share data)
Interest income:
Loans	$301.2	$276.6	$289.6	$276.9	$285.0
Investment securities	29.4	27.4	28.2	27.4	28.2
Other	1.0	0.8	0.4	2.9	2.2
Total interest income	331.6	304.8	318.2	307.2	315.4
Interest expense:
Deposits	10.7	12.2	15.0	32.5	37.4
Qualifying debt	6.0	7.9	4.7	5.3	5.5
Borrowings	0.1	0.0	0.1	0.4	0.5
Total interest expense	16.8	20.1	19.8	38.2	43.4
Net interest income	314.8	284.7	298.4	269.0	272.0
(Recovery of) provision for credit losses (1)	(34.2)	14.6	92.0	51.2	4.0
Net interest income after provision for credit losses	349.0	270.1	206.4	217.8	268.0
Non-interest income:
Income from equity investments	6.4	1.2	1.3	3.8	1.7
Service charges and fees	5.9	5.9	5.1	6.4	6.2
Card income	1.7	1.9	1.2	1.7	1.8
Foreign currency income	1.3	1.8	1.2	1.3	1.4
Income from bank owned life insurance	1.2	1.3	6.7	1.0	1.0
Lending related income and (losses) gains on sale of loans, net	(1.0)	0.7	0.7	0.6	1.8
Gain on sales of investment securities, net	—	—	0.1	0.1	—
Fair value gain (loss) adjustments on assets measured at fair value, net	4.7	5.9	4.5	(11.3)	0.5
Other	3.6	1.9	0.5	1.5	1.6
Total non-interest income	23.8	20.6	21.3	5.1	16.0
Non-interest expenses:
Salaries and employee benefits	83.1	78.8	69.6	72.1	73.9
Legal, professional, and directors' fees	11.1	10.0	10.7	10.4	10.1
Data processing	9.6	8.9	8.6	8.6	10.0
Occupancy	8.4	9.4	8.1	8.2	8.3
Deposit costs	4.5	3.2	3.5	7.3	6.8
Insurance	3.8	3.1	3.4	3.0	3.2
Loan and repossessed asset expenses	1.8	1.8	2.0	1.5	2.1
Marketing	1.5	0.8	0.9	0.9	1.6
Business development	1.4	1.0	0.8	2.3	2.1
Card expense	0.6	0.5	0.4	0.7	0.4
Intangible amortization	0.4	0.4	0.4	0.4	0.4
Net (gain) loss on sales and valuations of repossessed and other assets	(0.2)	0.1	0.0	(1.4)	1.0
Other	6.2	6.1	6.4	6.5	9.8
Total non-interest expense	132.2	124.1	114.8	120.5	129.7
Income before income taxes	240.6	166.6	112.9	102.4	154.3
Income tax expense	47.0	30.8	19.6	18.5	26.2
Net income	$193.6	$135.8	$93.3	$83.9	$128.1

Earnings per share:
Diluted shares	100.4	100.1	100.0	101.7	102.1
Diluted earnings per share	$1.93	$1.36	$0.93	$0.83	$1.25

(1)    Upon adoption of CECL on January 1, 2020, provision for credit losses has been modified to also include amounts related to unfunded loan commitments and investment securities. Prior period amounts have been restated to conform to the current presentation.

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(in millions)
Assets:
Cash and due from banks	$2,671.7	$1,418.7	$1,518.5	$415.7	$434.6
Investment securities	5,504.8	4,701.1	4,193.8	4,355.3	4,036.6
Loans held for sale	—	20.8	20.2	20.9	21.8
Loans held for investment:
Commercial and industrial	14,324.4	13,648.6	12,756.8	11,204.3	9,382.0
Commercial real estate - non-owner occupied	5,654.7	5,407.4	5,344.3	5,292.7	5,245.6
Commercial real estate - owner occupied	2,156.8	2,213.5	2,257.1	2,289.0	2,316.9
Construction and land development	2,431.3	2,300.5	2,197.5	2,059.4	1,952.2
Residential real estate	2,434.6	2,387.1	2,404.8	2,239.7	2,147.7
Consumer	51.2	36.1	48.7	60.2	57.1
Gross loans, net of deferred fees	27,053.0	25,993.2	25,009.2	23,145.3	21,101.5
Allowance for credit losses	(278.9)	(310.5)	(310.5)	(235.3)	(167.8)
Loans, net	26,774.1	25,682.7	24,698.7	22,910.0	20,933.7
Premises and equipment, net	134.1	128.3	127.8	125.9	125.8
Operating lease right-of-use asset	72.5	71.4	70.3	72.3	72.6
Other assets acquired through foreclosure, net	1.4	8.6	9.4	10.6	13.9
Bank owned life insurance	176.3	175.5	174.9	175.0	174.0
Goodwill and other intangibles, net	298.5	299.0	296.9	297.2	297.6
Other assets	827.6	829.4	795.9	775.3	711.3
Total assets	$36,461.0	$33,335.5	$31,906.4	$29,158.2	$26,821.9
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$13,463.3	$13,013.0	$12,236.0	$9,886.5	$8,537.9
Interest bearing:
Demand	4,396.4	3,554.6	3,508.1	3,578.8	2,760.9
Savings and money market	12,413.4	10,574.9	9,823.2	8,978.1	9,120.7
Certificates of deposit	1,657.4	1,700.9	1,977.3	2,387.3	2,377.0
Total deposits	31,930.5	28,843.4	27,544.6	24,830.7	22,796.5
Customer repurchase agreements	16.0	19.7	25.4	23.0	16.7
Total customer funds	31,946.5	28,863.1	27,570.0	24,853.7	22,813.2
Borrowings	5.0	10.0	10.0	308.0	—
Qualifying debt	548.7	618.8	617.7	389.9	393.6
Operating lease liability	79.9	78.6	76.9	78.7	78.1
Accrued interest payable and other liabilities	467.4	541.0	529.4	528.3	520.3
Total liabilities	33,047.5	30,111.5	28,804.0	26,158.6	23,805.2
Stockholders' Equity:
Common stock and additional paid-in capital	1,319.8	1,312.4	1,306.3	1,300.3	1,311.4
Retained earnings	2,001.4	1,833.0	1,722.4	1,661.8	1,680.3
Accumulated other comprehensive income	92.3	78.6	73.7	37.5	25.0
Total stockholders' equity	3,413.5	3,224.0	3,102.4	2,999.6	3,016.7
Total liabilities and stockholders' equity	$36,461.0	$33,335.5	$31,906.4	$29,158.2	$26,821.9

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(in millions)
Allowance for loan losses
Balance, beginning of period	$310.5	$310.5	$235.3	$167.8	$165.0
Beginning balance adjustment from adoption of CECL	—	—	—	19.1	—
(Recovery of) Provision for credit losses (1)	(27.7)	8.2	80.7	45.2	4.0
Recoveries of loans previously charged-off:
Commercial and industrial	1.5	0.2	0.6	1.3	0.7
Commercial real estate - non-owner occupied	0.1	—	(0.4)	2.0	—
Commercial real estate - owner occupied	0.1	—	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	0.1	0.4	—	—	0.2
Consumer	—	—	—	—	—
Total recoveries	1.8	0.6	0.2	3.3	0.9
Loans charged-off:
Commercial and industrial	5.6	7.1	4.8	0.1	2.0
Commercial real estate - non-owner occupied	—	1.3	0.9	—	—
Commercial real estate - owner occupied	0.1	0.1	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	0.3	—	—	—
Consumer	—	—	—	—	0.1
Total loans charged-off	5.7	8.8	5.7	0.1	2.1
Net loan charge-offs (recoveries)	3.9	8.2	5.5	(3.2)	1.2
Balance, end of period	$278.9	$310.5	$310.5	$235.3	$167.8

Allowance for unfunded loan commitments
Balance, beginning of period	$44.4	$36.3	$29.7	$9.0	$9.0
Beginning balance adjustment from adoption of CECL	—	—	—	15.1	—
(Recovery of) Provision for credit losses (1)	(7.4)	8.1	6.6	5.6	—
Balance, end of period (2)	$37.0	$44.4	$36.3	$29.7	$9.0

Components of the allowance for credit losses on loans
Allowance for loan losses	$278.9	$310.5	$310.5	$235.3	$167.8
Allowance for unfunded loan commitments	37.0	44.4	36.3	29.7	9.0
Total allowance for credit losses on loans	$315.9	$354.9	$346.8	$265.0	$176.8

Net charge-offs (recoveries) to average loans - annualized	0.06%	0.13%	0.09%	(0.06)%	0.02%

Allowance for loan losses to funded loans	1.03%	1.19%	1.24%	1.02%	0.80%
Allowance for credit losses to funded loans	1.17	1.37	1.39	1.14	0.84
Allowance for loan losses to nonaccrual loans	242	212	222	272	300
Allowance for credit losses to nonaccrual loans	274	242	248	306	316

(1)    Upon adoption of CECL on January 1, 2020, the provision for credit losses presented in the income statement has been modified to include amounts related to unfunded loan commitments and investment securities. The above tables reflect the provision for credit losses on funded and unfunded loans. A provision for credit losses on investment securities totaled $0.8 million, resulting in an ending allowance for credit losses on investment securities of $6.8 million.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(in millions)
Nonaccrual loans	$115.2	$146.5	$139.7	$86.6	$56.0
Nonaccrual loans to funded loans	0.43%	0.56%	0.56%	0.37%	0.27%
Repossessed assets	$1.4	$8.6	$9.4	$10.6	$13.9
Nonaccrual loans and repossessed assets to total assets	0.32%	0.47%	0.47%	0.33%	0.26%

Loans past due 90 days, still accruing	$—	$28.1	$—	$—	$—
Loans past due 90 days and still accruing to funded loans	—%	0.11%	—%	—%	—%
Loans past due 30 to 89 days, still accruing	$11.2	$24.3	$9.3	$38.5	$14.5
Loans past due 30 to 89 days, still accruing to funded loans	0.04%	0.09%	0.04%	0.17%	0.07%

Special mention loans	$451.1	$476.8	$395.5	$104.2	$180.5
Special mention loans to funded loans	1.67%	1.83%	1.58%	0.45%	0.86%

Classified loans on accrual	$107.0	$170.5	$149.3	$149.8	$91.3
Classified loans on accrual to funded loans	0.40%	0.66%	0.60%	0.65%	0.43%
Classified assets	$223.7	$325.7	$298.5	$247.1	$171.2
Classified assets to total assets	0.61%	0.98%	0.94%	0.85%	0.64%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2020			September 30, 2020
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans:
Commercial and industrial	$13,448.1	$152.9	4.61%	$12,687.9	$130.0	4.17%
CRE - non-owner occupied	5,502.5	64.6	4.68	5,393.1	63.8	4.72
CRE - owner occupied	2,191.6	26.5	4.92	2,232.7	26.6	4.85
Construction and land development	2,387.7	34.5	5.76	2,209.3	32.3	5.83
Residential real estate	2,389.4	22.2	3.70	2,396.0	23.4	3.88
Consumer	40.6	0.5	5.07	38.5	0.5	4.89
Loans held for sale	16.0	—	—	20.3	—	—
Total loans (1), (2), (3)	25,975.9	301.2	4.67	24,977.8	276.6	4.47
Securities:
Securities - taxable	3,265.6	14.9	1.81	2,811.6	14.8	2.09
Securities - tax-exempt	1,773.4	14.5	4.10	1,556.4	12.6	4.07
Total securities (1)	5,039.0	29.4	2.61	4,368.0	27.4	2.79
Cash and other	2,393.1	1.0	0.16	1,926.4	0.8	0.17
Total interest earning assets	33,408.0	331.6	4.04	31,272.2	304.8	3.97
Non-interest earning assets
Cash and due from banks	163.1			163.8
Allowance for credit losses	(321.0)			(325.0)
Bank owned life insurance	175.7			175.0
Other assets	1,266.0			1,237.4
Total assets	$34,691.8			$32,523.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,718.7	$1.5	0.15%	$3,636.3	$1.5	0.16%
Savings and money market	11,386.7	6.0	0.21	10,170.1	5.6	0.22
Certificates of deposit	1,654.0	3.2	0.78	1,845.5	5.1	1.10
Total interest-bearing deposits	16,759.4	10.7	0.25	15,651.9	12.2	0.31
Short-term borrowings	29.2	0.1	0.21	36.0	—	0.20
Qualifying debt	554.7	6.0	4.38	616.2	7.9	5.08
Total interest-bearing liabilities	17,343.3	16.8	0.38	16,304.1	20.1	0.49
Interest cost of funding earning assets			0.20			0.26
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	13,408.3			12,422.2
Other liabilities	641.0			617.0
Stockholders’ equity	3,299.2			3,180.1
Total liabilities and stockholders' equity	$34,691.8			$32,523.4
Net interest income and margin (4)		$314.8	3.84%		$284.7	3.71%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $7.7 million and $7.2 million for the three months ended December 31, 2020 and September 30, 2020, respectively.
(2)    Included in the yield computation are net loan fees of $33.4 million and $18.2 million for the three months ended December 31, 2020 and September 30, 2020, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans:
Commercial and industrial	$13,448.1	$152.9	4.61%	$8,927.4	$121.1	5.52%
CRE - non-owner occupied	5,502.5	64.6	4.68	5,107.9	71.0	5.53
CRE - owner occupied	2,191.6	26.5	4.92	2,299.2	30.5	5.36
Construction and land development	2,387.7	34.5	5.76	2,076.9	36.8	7.05
Residential real estate	2,389.4	22.2	3.70	2,042.1	24.4	4.74
Consumer	40.6	0.5	5.07	63.7	0.9	5.40
Loans held for sale	16.0	—	—	21.8	0.3	6.41
Total loans (1), (2), (3)	25,975.9	301.2	4.67	20,539.0	285.0	5.58
Securities:
Securities - taxable	3,265.6	14.9	1.81	3,020.2	18.5	2.43
Securities - tax-exempt	1,773.4	14.5	4.10	1,094.6	9.7	4.43
Total securities (1)	5,039.0	29.4	2.61	4,114.8	28.2	2.96
Cash and other	2,393.1	1.0	0.16	493.4	2.2	1.81
Total interest earning assets	33,408.0	331.6	4.04	25,147.2	315.4	5.08
Non-interest earning assets
Cash and due from banks	163.1			180.5
Allowance for credit losses	(321.0)			(166.1)
Bank owned life insurance	175.7			173.4
Other assets	1,266.0			1,108.6
Total assets	$34,691.8			$26,443.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,718.7	$1.5	0.15%	$2,646.5	$4.8	0.72%
Savings and money market	11,386.7	6.0	0.21	8,929.8	22.3	0.99
Certificates of deposit	1,654.0	3.2	0.78	2,124.6	10.3	1.93
Total interest-bearing deposits	16,759.4	10.7	0.25	13,700.9	37.4	1.08
Short-term borrowings	29.2	0.1	0.21	150.2	0.5	1.53
Qualifying debt	554.7	6.0	4.38	390.1	5.5	5.59
Total interest-bearing liabilities	17,343.3	16.8	0.38	14,241.2	43.4	1.21
Interest cost of funding earning assets			0.20			0.69
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	13,408.3			8,624.5
Other liabilities	641.0			590.0
Stockholders’ equity	3,299.2			2,987.9
Total liabilities and stockholders' equity	$34,691.8			$26,443.6
Net interest income and margin (4)		$314.8	3.84%		$272.0	4.39%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $7.7 million and $6.4 million for the three months ended December 31, 2020 and 2019, respectively.
(2)    Included in the yield computation are net loan fees of $33.4 million and $18.3 million for the three months ended December 31, 2020 and 2019, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended December 31,
	2020			2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans:
Commercial and industrial	$12,032.1	$549.6	4.67%	$8,200.5	$461.9	5.78%
CRE - non-owner occupied	5,370.1	262.9	4.91	4,629.6	270.3	5.85
CRE - owner occupied	2,244.6	109.8	5.00	2,284.7	120.6	5.38
Construction and land development	2,183.5	129.9	5.97	2,176.6	155.5	7.16
Residential real estate	2,318.6	89.4	3.85	1,663.5	80.7	4.85
Consumer	47.0	2.4	5.19	64.3	3.7	5.77
Loans held for sale	20.0	0.3	1.63	5.6	0.3	6.29
Total loans (1), (2), (3)	24,215.9	1,144.3	4.79	19,024.8	1,093.0	5.83
Securities:
Securities - taxable	2,936.5	63.1	2.15	2,904.6	79.1	2.72
Securities - tax-exempt	1,476.4	49.3	4.20	1,008.7	36.8	4.57
Total securities (1)	4,412.9	112.4	2.84	3,913.3	115.9	3.20
Cash and other	1,452.1	5.1	0.36	648.4	16.1	2.48
Total interest earning assets	30,080.9	1,261.8	4.29	23,586.5	1,225.0	5.30
Non-interest earning assets
Cash and due from banks	171.2			214.5
Allowance for credit losses	(277.7)			(159.9)
Bank owned life insurance	177.9			171.9
Other assets	1,221.1			1,101.1
Total assets	$31,373.4			$24,914.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$3,488.3	$9.0	0.26%	$2,545.8	$21.0	0.82%
Savings and money market	10,008.9	34.8	0.35	8,125.8	95.5	1.18
Certificates of deposit	1,997.6	26.6	1.33	2,117.2	41.9	1.98
Total interest-bearing deposits	15,494.8	70.4	0.45	12,788.8	158.4	1.24
Short-term borrowings	119.7	0.6	0.49	134.6	2.8	2.11
Qualifying debt	514.1	23.9	4.66	379.7	23.4	6.16
Total interest-bearing liabilities	16,128.6	94.9	0.59	13,303.1	184.6	1.39
Interest cost of funding earning assets			0.32			0.78
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	11,465.5			8,246.2
Other liabilities	627.5			519.4
Stockholders’ equity	3,151.8			2,845.4
Total liabilities and stockholders' equity	$31,373.4			$24,914.1
Net interest income and margin (4)		$1,166.9	3.97%		$1,040.4	4.52%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $28.4 million and $25.1 million for the year ended December 31, 2020 and 2019, respectively.
(2)    Included in the yield computation are net loan fees of $94.9 million and $56.2 million for the year ended December 31, 2020 and 2019, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate
At December 31, 2020:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$8,176.5	$12.0	$45.6	$8,118.9
Loans, net of deferred loan fees and costs	27,053.0	20,245.8	6,798.2	9.0
Less: allowance for credit losses	(278.9)	(263.4)	(15.4)	(0.1)
Total loans	26,774.1	19,982.4	6,782.8	8.9
Other assets acquired through foreclosure, net	1.4	1.4	—	—
Goodwill and other intangible assets, net	298.5	296.1	2.4	—
Other assets	1,210.5	257.0	96.6	856.9
Total assets	$36,461.0	$20,548.9	$6,927.4	$8,984.7
Liabilities:
Deposits	$31,930.5	$21,448.0	$9,936.8	$545.7
Borrowings and qualifying debt	553.7	—	—	553.7
Other liabilities	563.3	170.4	3.3	389.6
Total liabilities	33,047.5	21,618.4	9,940.1	1,489.0
Allocated equity:	3,413.5	1,992.2	579.1	842.2
Total liabilities and stockholders' equity	$36,461.0	$23,610.6	$10,519.2	$2,331.2
Excess funds provided (used)	—	3,061.7	3,591.8	(6,653.5)

No. of offices	49	45	3	1
No. of full-time equivalent employees	1,915	581	156	1,178

Income Statement:

Three Months Ended December 31, 2020:	(in millions)
Net interest income	$314.8	$270.8	$93.6	$(49.6)
(Recovery of) provision for credit losses	(34.2)	(37.2)	2.2	0.8
Net interest income after provision for credit losses	349.0	308.0	91.4	(50.4)
Non-interest income	23.8	16.1	0.3	7.4
Non-interest expense	132.2	77.9	24.5	29.8
Income (loss) before income taxes	240.6	246.2	67.2	(72.8)
Income tax expense (benefit)	47.0	59.7	16.1	(28.8)
Net income	$193.6	$186.5	$51.1	$(44.0)

Year Ended December 31, 2020:	(in millions)
Net interest income	$1,166.9	$999.7	$302.5	$(135.3)
(Recovery of) provision for credit losses	123.6	128.6	(9.0)	4.0
Net interest income after provision for credit losses	1,043.3	871.1	311.5	(139.3)
Non-interest income	70.8	50.5	1.6	18.7
Non-interest expense	491.6	308.9	92.6	90.1
Income (loss) before income taxes	622.5	612.7	220.5	(210.7)
Income tax expense (benefit)	115.9	147.6	52.3	(84.0)
Net income	$506.6	$465.1	$168.2	$(126.7)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate
At December 31, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,471.2	$15.4	$10.1	$4,445.7
Loans, net of deferred loan fees and costs	21,123.3	16,767.3	4,352.5	3.5
Less: allowance for credit losses	(167.8)	(134.2)	(33.6)	—
Total loans	20,955.5	16,633.1	4,318.9	3.5
Other assets acquired through foreclosure, net	13.9	13.9	—	—
Goodwill and other intangible assets, net	297.6	297.6	—	—
Other assets	1,083.7	202.6	40.1	841.0
Total assets	$26,821.9	$17,162.6	$4,369.1	$5,290.2
Liabilities:
Deposits	$22,796.5	$17,067.6	$4,644.7	$1,084.2
Borrowings and qualifying debt	393.6	—	—	393.6
Other liabilities	615.1	95.4	9.2	510.5
Total liabilities	23,805.2	17,163.0	4,653.9	1,988.3
Allocated equity:	3,016.7	2,060.0	446.8	509.9
Total liabilities and stockholders' equity	$26,821.9	$19,223.0	$5,100.7	$2,498.2
Excess funds provided (used)	—	2,060.4	731.6	(2,792.0)

No. of offices	47	44	2	1
No. of full-time equivalent employees	1,835	547	136	1,152

Income Statements:

Three Months Ended December 31, 2019:	(in millions)
Net interest income	$272.0	$225.8	$57.1	$(10.9)
Provision for credit losses	4.0	3.4	0.6	—
Net interest income (expense) after provision for credit losses	268.0	222.4	56.5	(10.9)
Non-interest income	16.0	14.0	0.3	1.7
Non-interest expense	129.7	85.1	25.7	18.9
Income (loss) before income taxes	154.3	151.3	31.1	(28.1)
Income tax expense (benefit)	26.2	36.7	7.2	(17.7)
Net income	$128.1	$114.6	$23.9	$(10.4)

Year Ended December 31, 2019:	(in millions)
Net interest income	$1,040.4	$837.2	$209.0	$(5.8)
Provision for credit losses	19.3	11.1	7.4	0.8
Net interest income (expense) after provision for credit losses	1,021.1	826.1	201.6	(6.6)
Non-interest income	65.1	50.4	1.4	13.3
Non-interest expense	482.0	320.6	96.7	64.7
Income (loss) before income taxes	604.2	555.9	106.3	(58.0)
Income tax expense (benefit)	105.0	134.7	24.8	(54.5)
Net income	$499.2	$421.2	$81.5	$(3.5)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
	(in millions)
Total non-interest income	$23.8	$20.6	$21.3	$5.1	$16.0
Net interest income	314.8	284.7	298.4	269.0	272.0
Net revenue	$338.6	$305.3	$319.7	$274.1	$288.0
Total non-interest expense	132.2	124.1	114.8	120.5	129.7
Pre-provision net revenue (1)	$206.4	$181.2	$204.9	$153.6	$158.3
Less:
Provision for credit losses	(34.2)	14.6	92.0	51.2	4.0
Income tax expense	47.0	30.8	19.6	18.5	26.2
Net income	$193.6	$135.8	$93.3	$83.9	$128.1

Efficiency Ratio by Quarter:
Total non-interest expense	$132.2	$124.1	$114.8	$120.5	$129.7
Divided by:
Total net interest income	314.8	284.7	298.4	269.0	272.0
Plus:
Tax equivalent interest adjustment	7.7	7.2	7.0	6.5	6.4
Total non-interest income	23.8	20.6	21.3	5.1	16.0
	$346.3	$312.5	$326.7	$280.6	$294.4
Efficiency ratio - tax equivalent basis (2)	38.2%	39.7%	35.1%	42.9%	44.1%

Tangible Common Equity:
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
	(dollars and shares in millions)
Total stockholders' equity	$3,413.5	$3,224.0	$3,102.4	$2,999.6	$3,016.7
Less: goodwill and intangible assets	298.5	299.0	296.9	297.2	297.6
Total tangible common equity	3,115.0	2,925.0	2,805.5	2,702.4	2,719.1
Plus: deferred tax - attributed to intangible assets	1.6	1.7	1.8	1.9	1.9
Total tangible common equity, net of tax	$3,116.6	$2,926.7	$2,807.3	$2,704.3	$2,721.0
Total assets	$36,461.0	$33,335.5	$31,906.4	$29,158.2	$26,821.9
Less: goodwill and intangible assets, net	298.5	299.0	296.9	297.2	297.6
Tangible assets	36,162.5	33,036.5	31,609.5	28,861.0	26,524.3
Plus: deferred tax - attributed to intangible assets	1.6	1.7	1.8	1.9	1.9
Total tangible assets, net of tax	$36,164.1	$33,038.2	$31,611.3	$28,862.9	$26,526.2
Tangible common equity ratio (3)	8.6%	8.9%	8.9%	9.4%	10.3%
Common shares outstanding	100.8	100.8	100.8	101.2	102.5
Tangible book value per share, net of tax (3)	$30.90	$29.03	$27.84	$26.73	$26.54

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476